SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 17, 2003

Husker Ag, LLC
(Exact name of Registrant as specified in its charter)

Nebraska	333-60580	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

54048 Highway 20 P.O. Box 10 Plainview, Nebraska		68769
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 582-4446

Item 1.  Changes in Control of Registrant.

Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

Not Applicable.

Item 3.  Bankruptcy or Receivership

Not Applicable.

Item 4.  Changes in Registrant’s Certifying Accountant.

Not Applicable.

Item 5.  Other Events and Regulation FD Disclosure.

Husker Ag’s Debt Financing with Stearns Bank

Husker Ag, LLC (“Husker Ag” or the “Company”) has financed the construction of its ethanol plant through Stearns Bank, N.A.., St. Cloud, Minnesota (the “Bank”).  On December 19, 2001, Husker Ag closed on its construction financing with the Bank under a Construction Loan Agreement, pursuant to which the Bank agreed to provide up to $20,000,000 of debt financing for the purpose of constructing the Husker Ag ethanol plant.  The construction loan has been evidenced by a demand promissory note from Husker Ag to the Bank, with a variable interest rate which follows the prime rate as published by the Wall Street Journal (“WSJ Prime Rate”) plus ¼% (resulting in an interest rate of 5.0% as of the time of the Company’s initial borrowing in October 2002 and 4.25% as of June 30, 2003).  The construction loan was originally for an 18-month period, ending June 19, 2003, but was extended to September 30, 2003, pursuant to a Change in Terms Agreement dated June 28, 2003.

The Bank’s construction loan is secured by a first mortgage on the Company’s real estate and plant, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, all personal property and general intangibles.  The Construction Loan Agreement imposed a number of conditions to be met by the Company on an on-going basis prior to the Bank’s disbursement of loan funds.  As of September 30, 2003, the Company had borrowed $19,827,859.74 under the construction loan.  Construction of the ethanol plant is substantially complete and Husker Ag began operating the plant at, or above, name-plate capacity of 20 million gallons per year during the 2nd quarter of 2003.

On September 29, 2003, in response to the USDA declining the original $20 million loan request of the Bank with a 60% guaranty (covering $12 million of the total loan), the Company and the Bank entered into a Change in Terms Agreement (the “September Change in Terms Agreement”) which extends the maturity date of the construction loan from September 30, 2003 until December 31, 2003, and a conditional commitment letter, dated September 26, 2003 (the “September Bank Letter”) (copies of which are attached as Exhibits to this Form 8-K).  Under the September Change in Terms Agreement, the interest rate on the demand promissory note is changed to 1.25% over the WSJ Prime Rate, adjusting daily (the WSJ Prime Rate is 4.0% as of September 29, 2003, with a resultant interest rate of 5.25%), and the Company must begin making principal and interest payments based on a 7-year amortization, requiring two regular payments as of October 31, 2003, and November 30, 2003 of $285,774.29, with the remaining balance due on December 31, 2003.

The September Change in Terms Agreement also added a 3% prepayment penalty, and additional covenants stating (i)  that the Company may not make distributions without prior lender approval and issuance of the USDA loan note guarantee, (ii) requiring the Company to maintain a minimum 40% balance sheet tangible net worth, and (iii) requiring the Company to maintain a debt service coverage ratio of at least 1.2x after distributions.

Under the September Bank Letter, the Bank and the Company agree to proceed on the following terms with respect to the permanent financing.  The permanent financing would be divided into three portions, as follows:

(1)  Loan A:  $8,837,300, a 70% USDA Guaranty loan, amortized over 15 years.

(2)  Loan B:  $8,837,300, conventional loan, amortized over 7 years,.

(3)  Loan C:  $1,505, 900, conventional loan, amortized over 3 years.

The interest rate on the above loans would be WSJ Prime Rate plus 1.25%, adjusted quarterly.

The September Bank Letter also includes a conversion fee of $116,227, and a 2% USDA fee of $123,722.  Loans A and B would be collateralized on a pari passu basis with the USDA, with a first real estate mortgage on the ethanol plant real estate, and a first security interest on accounts receivable, inventory, equipment, fixtures, personal property and general intangibles.  Loan C would have a second position on the same collateral.  The permanent loan would be subject to prepayment premiums of 5% of principal balance in year one, 4% in year two, 3% in year three, 2% in year four and 1% in year five.  Additional loan covenants are to be determined with USDA Rural Development, and a minimum of 40% tangible balance sheet equity must be maintained by the Company.

The September Bank Letter is subject to a 70% USDA guaranteed loan as to the Loan A portion and the negotiation of definitive credit, security and related loan documents satisfactory to the Bank, and there can be no assurance that the Bank will obtain the 70% USDA guaranty on the Loan A portion of the permanent loan, or that the Company and the Bank could mutually agree on final terms.  There is no provision committing the Bank to provide conventional loan financing in the event a USDA guaranteed loan is not obtained.  In such event, the Company would need to reach mutual agreement with the Bank regarding conventional loan terms, or find an alternative lending source to pay off the construction loan, which is subject to a 3% prepayment penalty.  If the construction loan repayment is unpaid for a period 10 days following its due date, a late charge of 5% of the principal amount due and payable at maturity is assessed under the construction loan.

Husker Ag Policy with respect to Announcement of Any Future Distributions

Effective September 17, 2003, the Husker Ag Board of Directors has adopted the following policy with respect to the announcement of any future distributions to be made by Husker Ag to its members, in order to provide members, and any persons considering the purchase of Husker Ag membership units, adequate prior notice of such distributions:  The Company will make a public announcement of any distribution to members which has been approved by the Husker Ag Board of Directors within the 60 day period prior to the commencement of the calendar trimester in which the record date for the distribution would occur. The calendar trimester commencement dates are January 1, May 1, and September 1, and the announcement by Husker Ag would include both the future record date for the distribution and the amount per membership unit of such distribution.

As previously disclosed by Husker Ag,  any distributions are payable at the discretion of the Husker Ag Board of Directors, subject to the provisions of the Nebraska Limited Liability Company Act, and the Husker Ag Operating Agreement.  The Board of Directors has no obligation to distribute profits, if any, to members, and Husker Ag has not to date declared or paid any distributions on its memberships units.  There can be no assurance as to the ability of Husker Ag to declare or pay distributions in the future, and the terms of any permanent debt financing entered into by Husker Ag may prohibit or significantly restrict the ability of the Company to make such distributions without prior consent of the lender.

Temporary Suspension of Variable Investment Advisers, Inc. Trading

The Nebraska Department of Banking and Finance (the “Department’) contacted Variable Investment Advisers, Inc. (“VIA”) regarding the internet based alternative trading system VIA operates for the Company.  Although VIA is currently registered as a restricted broker-dealer with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. (“NASD”), the Department stated that it believed VIA should be registered as a full-service broker-dealer rather than a restricted broker-dealer.  VIA has informed the Company that prior to the Department’s request, VIA had already submitted the necessary applications to both the SEC and the NASD seeking registration as a full-service broker-dealer.  VIA has indicated to the Company that it currently anticipates that the registration process with the SEC and NASD will be completed by the end of October 2003.  However, the Department informed VIA that until such registration is completed, the alternative trading system VIA operates for the Company must be suspended.  Although the Department will permit the Company to effect the trades matched as of September 25, 2003, no further trades may be effected during the current trading trimester.  The Company currently anticipates that trading on the VIA alternative trading system will recommence with the January 2004 trading trimester.

Item 6.  Resignation of Registrant’s Directors.

Not Applicable.

Item 7.  Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit 10.1                                    Financing Agreement between the Company and Stearns Bank, N.A. dated September 26, 2003.

Exhibit 10.2                                    Change in Terms Agreement between the Company and Stearns Bank, N.A. dated  September 30, 2003.

Item 8.  Change in Fiscal Year

Not Applicable.

Item 9.  Regulation FD Disclosure

Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUSKER AG, LLC

Dated: September 30, 2003	By:	/s/ Gary Kuester
Gary Kuester
Chairman of the Board and President